                                                                   Exhibit 10.10

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                                CREDIT AGREEMENT

                                   DATED AS OF
                                 MARCH 14, 2002

                                     BETWEEN

                         PRIMUS FINANCIAL PRODUCTS, INC.

                                       AND

                          HARRIS TRUST AND SAVINGS BANK

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   Section 2.6.    Unavailability of Deposits or Inability to

                                        i

                                   (continued)

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                                       ii

                                   (continued)

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   Section 8.20.   Limitation on Modifications of Articles of

                                       iii

                                   (continued)

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Exhibit A      -   Revolving Credit Note
Exhibit B      -   Borrowing Certificate
Exhibit C      -   Compliance Certificate
Schedule 6.12  -   Tax Returns

                                       iv

                                CREDIT AGREEMENT

Harris Trust and Savings Bank
Chicago, Illinois

Ladies and Gentlemen:

     The undersigned, Primus Financial Products, Inc., a Delaware corporation
(the "Borrower"), applies to you (the "Bank") or your commitment, subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to extend credit to the Borrower, all as more fully hereinafter set forth. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in
Section 5.1 hereof.

SECTION 1. THE CREDITS.

     Section 1.1. Revolving Credit. Subject to the terms and conditions hereof, the Bank agrees to extend a revolving credit (the "Revolving Credit") to the
Borrower which may be availed of by the Borrower from time to time during the period from and including the date hereof to, but not including, the Termination
Date, at which time the commitment of the Bank to extend credit under the
Revolving Credit shall expire. The Revolving Credit may be utilized by the
Borrower in the form of Loans, all as more fully hereinafter set forth, provided that the aggregate principal amount of Loans outstanding at any one time shall not exceed $37,500,000 (the "Commitment", as such amount may be reduced pursuant to the terms hereof). During the period from and including the date hereof to, but not including, the Termination Date, the Borrower may use the Commitment by
borrowing, repaying, and reborrowing Loans in whole or in part.

     In addition, at any time not earlier than 90 days prior to, nor later than
60 days prior to, the Termination Date (referred to for this purpose as the
"Anniversary Date"), the Borrower may request that the Bank extend the then scheduled Termination Date to the date one year from such Termination Date. The
Bank shall respond to such request no later than 30 days after the Bank receives it; provided that the Bank shall have no liability for failing to respond to any such request and the Bank's failure to respond by such date shall indicate its unwillingness to agree to such requested extension. At any time more than 30 days before such Anniversary Date the Bank may propose, by written notice to the
Borrower, an extension of this Agreement to such later date on such terms and conditions as the Bank may then require. If the extension of this Agreement to such later date is acceptable to the Borrower on the terms and conditions proposed by the Bank, the Borrower shall notify the Bank of its acceptance of such terms and conditions no later than the Anniversary Date, and such later date will become the Termination Date hereunder and this Agreement shall otherwise be amended in the manner described in the Bank's notice proposing the extension of this Agreement upon the Bank's receipt of (i) an amendment to this
Agreement signed by the Borrower and the Bank, (ii) resolutions of the
Borrower's Board of Directors authorizing such extension and (iii) an opinion of counsel to the Borrower equivalent in form and substance to the opinion delivered in satisfaction of the condition contained in Section 7.2(g) hereof and otherwise acceptable to the Bank.

     Section 1.2. Revolving Credit Loans. Subject to the terms and conditions hereof, the Revolving Credit may be availed of by the Borrower in the form of loans (individually a "Loan" and collectively the "Loans"). Each Loan shall be in a minimum amount of $100,000 or any greater amount that is an integral multiple of $100,000 or, if the unused amount of the Commitment is less than
$100,000, the entire unused amount of the Commitment; provided, however, that any Fixed Rate Portion of the Loans shall be in such greater amount as is required by Section 2 hereof. The Loans shall be made against and evidenced by a single promissory note of the Borrower in the form (with appropriate insertions)
attached hereto as Exhibit A (the "Note"). The Note shall be dated the date of issuance thereof and be expressed to bear interest as set forth in Section 2 hereof. Each Loan shall mature and become due and payable in full on the earlier of (a) the date the Borrower receives the cash proceeds of a sale or other disposition of the Delivered Obligation purchased with the proceeds of such
Loan, provided that if the Borrower sells or otherwise disposes of less than all of a Delivered Obligation, only a Proportionate Part of the Loan used to finance the acquisition of such Delivered Obligation shall mature on the date of such partial sale or disposition, and (b) the Termination Date. Without regard to the principal amount of the Note stated on its face, the actual principal amount at any time outstanding and owing by the Borrower on account of the Note shall be the sum of all Loans made hereunder less all payments of principal actually received by the Bank.

     Section 1.3. Manner and Disbursement of Loans. The Borrower shall give written or telephonic notice to the Bank (which notice shall be irrevocable once given and, if given by telephone, shall be promptly confirmed in writing) by no later than 11:00 a.m. (Chicago time) on the date the Borrower requests the Bank to make a Loan hereunder. Each such notice shall specify the date of the Loan requested (which must be a Business Day) and the amount of such Loan and shall be accompanied by a borrowing certificate (the "Borrowing Certificate") in the form of Exhibit B duly completed and signed by either the Borrower's chief financial officer or chief executive officer. Each Loan shall initially constitute part of the Base Rate Portion except to the extent the Borrower has otherwise timely elected that such Loan, or any part thereof, constitute part of a Fixed Rate Portion as provided in Section 2 hereof. The Borrower agrees that the Bank may rely upon any written or telephonic notice given by any person who the Bank in good faith believes is an Authorized Representative without the necessity of independent investigation and, in the event any telephonic notice conflicts with the written confirmation thereof, such telephonic notice shall govern if the Bank has acted in reliance thereon. Subject to the provisions of
Section 7 hereof, the proceeds of each Loan shall be made available to the
Borrower at the principal office of the Bank in Chicago, Illinois, in immediately available funds.

SECTION 2. INTEREST AND CHANGE IN CIRCUMSTANCES.

     Section 2.1. Interest Rate Options.

     (a) Subject to all of the terms and conditions of this Section 2, portions of the principal indebtedness evidenced by the Note (all of the indebtedness evidenced by the Note bearing interest at the same rate for the same period of time being hereinafter referred to as a "Portion") may, at the option of the
Borrower, bear interest with reference to the Base Rate (the "Base Rate
Portions"), with reference to an Adjusted LIBOR ("LIBOR Portions") or with reference to a particular Offered Rate ("Offered Rate Portions"), and Portions
may be converted from time to time from one basis to another. All of the indebtedness evidenced by the Note

which is not part of a Fixed Rate Portion shall constitute a single Base Rate
Portion. All of the indebtedness evidenced by the Note which bears interest with reference to a particular Adjusted LIBOR for a particular Interest Period shall constitute a single LIBOR Portion and all indebtedness evidenced by the Note which bears interest with reference to a particular Offered Rate for a particular Interest Period shall constitute a single Offered Rate Portion.

     (b) Base Rate Portions. Each Base Rate Portion shall bear interest
(computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Portion is created until maturity (whether by acceleration, upon prepayment or otherwise) at a rate per annum equal to the Base Rate from time to time in effect (plus, in the case only of Base Rate Portions of any Loans that have been outstanding more than 30 consecutive days, one-quarter of one percent (0.25%)), payable monthly in arrears on the last day of each calendar month, commencing on the first of such dates occurring after the date hereof and at maturity (whether by acceleration, upon prepayment or otherwise).

     (c) LIBOR Portions. Each LIBOR Portion shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Portion is created until the last day of the
Interest Period applicable thereto or, if earlier, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of one-half of one percent (0.5%) and the Adjusted LIBOR (plus, in the case only of LIBOR
Portions of any Loans that have been outstanding more than 30 consecutive days, one-quarter of one percent (0.25%)), payable on the last day of each Interest
Period applicable thereto or at maturity (whether by acceleration or otherwise).

     (d) Offered Rate Portions. Each Offered Rate Portion shall bear interest
(computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Offered Rate Portion is made until the last day of the Interest Period applicable thereto and at maturity
(whether by acceleration or otherwise) at the fixed rate per annum quoted to the
Borrower by the Bank for the Interest Period applicable thereto (plus, in the case only of each Offered Rate Portion of any Loan that has been outstanding more than 30 consecutive days, one-quarter of one percent (0.25%)), payable on the last day of each Interest Period and at maturity (whether by acceleration or otherwise); provided, however, that the Borrowers understand and agree that the
Bank has no obligation to quote rates or to make any such Offered Rate Portion available and may refuse to make any such Offered Rate Portion available after receiving a request therefor from the Borrower. The Borrower acknowledges and agrees that the interest rate quoted by the Bank for any Offered Rate Portion may not be the best or lowest rate offered to other customers of the Bank and may not be the same rate offered to other customers of the Bank for loans of similar amounts and maturities, but is the rate at which the Bank in its sole and exclusive discretion is willing to make such Portion available to the
Borrower for the specified amount and maturity.

     (e) Default Rate. If any Event of Default shall have occurred, all Portions shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) from the date such Event of Default occurred until cured or waived, payable on demand, at a rate per annum equal to:

          (i) with respect to the Base Rate Portion, the sum of 2% plus the Base
     Rate from time to time in effect; and

          (ii) with respect to any Fixed Rate Portion, the sum of 2% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period then applicable thereto, and, thereafter, at a rate per annum equal to the sum of 2% plus the Base Rate from time to time in effect.

     (f) Conversion and Continuation of Portions. (i) Provided that no Event of
Default or Default has occurred and is continuing, the Borrower shall have the right, subject to the other terms and conditions of this Agreement, to continue in whole or in part (but, if in part, in the minimum amount specified for Fixed
Rate Portions in Section 2.2 hereof) any Fixed Rate Portion from any current
Interest Period into a subsequent Interest Period, provided that the Borrower shall give the Bank notice of the continuation of any such Portion as provided in Section 2.4 hereof.

     (ii) In the event that the Borrower fails to give notice pursuant to
Section 2.4 hereof of the continuation of any Fixed Rate Portion or fails to specify the Interest Period applicable thereto, or an Event of Default or
Default has occurred and is continuing at the time any such Portion is to be continued hereunder, then such Portion shall be automatically converted as (and the Borrower shall be deemed to have given notice requesting) a Base Rate
Portion, subject to Sections 2.4, 9.2 and 9.3 hereof, unless paid in full on the last day of the then applicable Interest Period.

     (iii) Provided that no Event of Default or Default has occurred and is continuing, the Borrower shall have the right, subject to the terms and conditions of this Agreement, to convert Portions of one type (in whole or in part) into Portions of another type from time to time provided that: (i) the
Borrower shall give the Bank notice of each such conversion as provided in
Section 2.4 hereof, (ii) after giving effect to any such conversion in part, the principal amount of any Fixed Rate Portions then outstanding shall not be less than the minimum amount specified for the type of Portions in Section 2.2 hereof, (iii) any conversion of a Portion hereunder shall only be made on a
Business Day, and (iv) any Fixed Rate Portions may be converted only on the last day of the Interest Period then applicable thereto.

     Section 2.2. Minimum Amounts. Each Fixed Rate Portion shall be in an amount equal to $1,000,000 or such greater amount which is an integral multiple of
$100,000.

     Section 2.3. Computation of Interest. All interest on the Note shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

     Section 2.4. Manner of Rate Selection. The Borrower shall notify the Bank by 11:00 a.m. (Chicago time) (i) at least 3 Business Days prior to the date upon which the Borrower requests that any LIBOR Portion be created or that any part of the Base Rate Portion or any Offered Rate Portion be converted into a LIBOR
Portion, and (ii) at least 1 Business Day prior to the date upon which the
Borrower requests that any Offered Rate Portion be created or that any part of the Base Rate Portion or any part of a LIBOR Portion be converted into an
Offered Rate Portion (each such notice to specify in each instance the amount thereof and the Interest Period

selected therefor). If any request is made to convert a Fixed Rate Portion into another type of Portion available hereunder, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto. All requests for the creation, continuance, and conversion of Portions under this Agreement shall be irrevocable. Such requests may be written or oral and the Bank is hereby authorized to honor telephonic requests for creations, continuances, and conversions received by it from any person the Bank in good faith believes to be an Authorized Representative without the necessity of independent investigation, the Borrower hereby indemnifies the Bank for any liability or loss ensuing from so acting except for any such liability or loss resulting predominantly from the Bank's or its employee's or agent's gross negligence or willful misconduct.

     Section 2.5. Change of Law. Notwithstanding any other provisions of this
Agreement or the Note, if at any time the Bank shall determine in good faith that any change in applicable laws, treaties, or regulations, or in the interpretation thereof, makes it unlawful for the Bank to create or continue to maintain any Fixed Rate Portion, it shall promptly so notify the Borrower and the obligation of the Bank to create, continue, or maintain any such Fixed Rate
Portion under this Agreement shall be suspended until it is no longer unlawful for the Bank to create, continue, or maintain such Fixed Rate Portion. If the continued maintenance of any such Fixed Rate Portion is unlawful, the Borrower shall prepay on demand to the Bank the outstanding principal amount of the affected Fixed Rate Portion together with all interest accrued thereon and all other amounts payable to the Bank with respect thereto under this Agreement;
provided, however, the Borrower may elect to convert the principal amount of the affected Portion into another type of Portion available hereunder, subject to the terms and conditions of this Agreement (including, without limitation,
Section 2.9 hereof).

     Section 2.6. Unavailability of Deposits or Inability to Ascertain Adjusted
LIBOR. Notwithstanding any other provision of this Agreement or the Note, if the
Bank shall determine in good faith prior to the commencement of any Interest
Period that deposits in the amount of any LIBOR Portion scheduled to be outstanding during such Interest Period are not readily available to the Bank in the relevant market or, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Adjusted
LIBOR, then the Bank shall promptly give notice thereof to the Borrower and the obligations of the Bank to create, continue, or effect by conversion any such
LIBOR Portion in such amount and for such Interest Period shall be suspended until deposits in such amount and for the Interest Period selected by the
Borrower shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining Adjusted LIBOR.

     Section 2.7. Tares and Increased Costs. With respect to any Fixed Rate
Portion, if the Bank shall determine in good faith that any change in any applicable law, treaty, regulation, or guideline (including, without limitation,
Regulation D of the Board of Governors of the Federal Reserve System), or any
new law, treaty, regulation, or guideline, or any interpretation of any of the foregoing, by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary, or other authority having jurisdiction over the Bank or its lending branch or the Fixed Rate Portions contemplated by this Agreement (whether or not having the force of law), shall:

          (i) impose, increase, or deem applicable any reserve, special deposit, or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, the Bank which is not in any instance already accounted for in computing the interest rate applicable to such Fixed Rate Portion;

          (ii) subject the Bank, any Fixed Rate Portion or the Note to the extent it evidences such Fixed Rate Portion to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction, or withholding in respect of this Agreement, any Fixed
     Rate Portion or the Note to the extent it evidences such Fixed Rate
     Portion, except such taxes as may be measured by the overall net income or gross receipts of the Bank or its lending branches and imposed by the jurisdiction, or any political, subdivision or taxing authority thereof, in which the Bank's principal executive office or its lending branch is located;

          (iii) change the basis of taxation of payments of principal and interest due from the Borrower to the Bank hereunder or under the Note to the extent it evidences any Fixed Rate Portion (other than by a change in taxation of the overall net income or gross receipts of the Bank); or

          (iv) impose on the Bank any penalty with respect to the foregoing or any other condition regarding this Agreement, any Fixed Rate Portion, or its disbursement, or the Note to the extent it evidences any Fixed Rate
     Portion;

and the Bank shall determine in good faith that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to the Bank of creating or maintaining any Fixed Rate Portion hereunder or to reduce the amount of principal or interest received or receivable by the Bank
(without benefit of, or credit for, any prorations, exemptions, credits, or other offsets available under any such laws, treaties, regulations, guidelines, or interpretations thereof), then the Borrower shall pay on demand to the Bank from time to time as specified by the Bank such additional amounts as the Bank shall reasonably determine in good faith are sufficient to compensate and indemnify it for such increased cost or reduced amount. If the Bank makes such a claim for compensation, it shall provide to the Borrower a certificate setting forth the computation of the increased cost or reduced amount as a result of any event mentioned herein in reasonable detail and such certificate shall be conclusive if reasonably determined and absent manifest error.

     Section 2.8. Change in Capital Adequacy Requirements. If the Bank shall determine in good faith that the adoption after the date hereof of any applicable law, rule, or regulation regarding capital adequacy, or any change in any existing law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or any of its branches) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital as a

consequence of its obligations hereunder or for the credit which is the subject matter hereof to a level below that which the Bank could have achieved but for such adoption, change, or compliance (taking into consideration the Bank's policies with respect to liquidity and capital adequacy) by an amount deemed by the Bank to be material, then from time to time, within 15 days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts reasonably determined (and absent manifest error) by the Bank as will compensate the Bank for such reduction.

     Section 2.9. Funding Indemnity. In the event the Bank shall incur any loss, cost, or expense (including, without limitation, any loss, cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by the Bank to fun or maintain any Fixed
Rate Portion or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to the Bank) as a result of:

          (i) any payment of a Fixed Rate Portion on a date other than the last day of the then applicable Interest Period for any reason, whether before or after default, and whether or not such payment is required by any provision of this Agreement; or

          (ii) any failure by the Borrower to create, borrow, continue, or effect by conversion a Fixed Rate Portion on the date specified in a notice given pursuant to this Agreement;

then upon the demand of the Bank, the Borrower shall pay to the Bank such amount as will reimburse the Bank for such loss, cost, or expense. If the Bank requests such a reimbursement, it shall provide to the Borrower a certificate setting forth the computation of the loss, cost, or expense giving rise to the request for reimbursement in reasonable detail and such certificate shall be conclusive if reasonably determined and absent manifest error.

     Section 2.10. Lending Branch. The Bank may, at its option, elect to make, fund or maintain Portions of the Loans hereunder at such of its branches or offices as the Bank may from time to time elect.

     Section 2.11. Discretion of Bank as to Manner of Funding. Notwithstanding
any provision of this Agreement to the contrary, the Bank shall be entitled to fund and maintain its funding of all or any part of the Note in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, without limitation, determinations under Sections 2.6, 2.7, and 2.9 hereof) shall be made as if the Bank had actually funded and maintained each Fixed Rate Portion during each Interest
Period applicable thereto through the purchase of deposits in the relevant market in the amount of such Fixed Rate Portion, having a maturity corresponding to such Interest Period, and, in the case of any LIBOR Portion, bearing an interest rate equal to the Adjusted LIBOR for such Interest Period.

SECTION 3. FEES, PREPAYMENTS, TERMINATIONS AND APPLICATIONS.

     Section 3.1. Fees.

     (a) Commitment Fee. For the period from and including the date hereof to, but not including, the Termination Date, the Borrower shall pay to the Bank a commitment fee at the rate

of one-quarter of one percent (0.25%) per annum (computed on the basis of a year of 360 days and actual days elapsed) on the average daily unused portion of the
Commitment. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September and December in each year (commencing
March 31, 2002) and on the Termination Date.

     (b) Closing Fee. The Borrower shall pay to the Bank on the date hereof a non-refundable closing fee in an amount equal to one-fifth of one percent
(0.20%) of the Commitment.

     Section 3.2. (a) Voluntary Prepayments. The Borrower shall have the privilege of prepaying the Loans in whole or in part (but, if in part, then (a)
if such Loan or Loans constitutes part of the Base Rate Portion, in an amount not less than $100,000 or any greater amount that is a whole multiple thereof
(or, if less, the entire remaining portion of such Loan), (b) if such Loan or
Loans constitutes part of a Fixed Rate Portion, in an amount not less than
$1,000,000 (or, if less, the entire remaining portion of such Loan), and (c) in each case, in an amount such that the minimum amount required for a Loan pursuant to Sections 1.2 and 2.2 hereof remain outstanding) at any time upon prior notice to the Bank (such notice if received subsequent to 11:00 a.m.
(Chicago time) on a given day to be treated as though received at the opening of business on the next Business Day) by paying to the Bank the principal amount to be prepaid and (i) if such a prepayment prepays the Note in full and is accompanied by the termination of the Commitment in whole, accrued interest thereon to the date of prepayment, and (ii) in the case of any prepayment of a
Fixed Rate Portion of the Loans, accrued interest thereon to the date of prepayment plus any amounts due the Bank under Section 2.9 hereof.

     (b) Mandatory Prepayments; Minimum Loan Value Amount. The Bank shall determine the Loan Value of all Eligible Securities held by it as Collateral no later than 10:00 a.m. (Chicago time) on each Business Day. If the Loan Value of all Eligible Securities determined by the Bank on any Business Day shall be less than the aggregate principal amount (the "Minimum Loan Value Amount") of all
Loans then outstanding, the Borrower shall no later than 1:00 p.m. (Chicago time) on such date either repay the principal amount of such Loans in an amount equal to such deficit or deliver to the Bank no later than 1:00 p.m. (Chicago time) on such date additional Eligible Securities having an aggregate Loan Value which, together with the Loan Value of the Eligible Securities then securing such Loans, equals or exceeds the Minimum Loan Value Amount.

     Section 3.3. Terminations. The Borrower shall have the right, at any time and from time to time, upon 3 Business Days prior notice to the Bank, to terminate without premium or penalty and in whole or in part (but if in part, then in an amount not less than $100,000 or (unless such lesser amount represents the entire aggregate principal amount of the Loans outstanding which is then being prepaid in full) any greater amount that is a whole multiple thereof) the Commitment, provided that the Commitment may not be reduced to an amount less than the aggregate principal amount of the Loans then outstanding.
Any termination of the Commitment pursuant to this Section may not be reinstated.

     Section 3.4. Place and Application of Payments. All payments of principal, interest, fees, and all other Obligations payable under the Loan Documents shall be made to the Bank at

its office at 115 South LaSalle Street, Chicago, Illinois (or at such other place as the Bank may specify) no later than 1:00 p.m. (Chicago time) on the date any such payment is due and payable. Payments received by the Bank after
1:00 p.m. (Chicago time) shall be deemed received as of the opening of business on the next Business Day. All such payments shall be made in lawful money of the
United States of America, in immediately available funds at the place of payment, without set-off or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions, and conditions of any nature imposed by any government or any political subdivision or taxing authority thereof (but excluding any taxes imposed on or measured by the net income of the
Bank). Unless the Borrower otherwise directs, principal payments shall be applied first to the Base Rate Portion until payment in full thereof, with any balance applied to the Fixed Rate Portions in the order in which their Interest
Periods expire.

     Section 3.5. Notations. All Loans made against the Note, the status of all amounts evidenced by the Note as constituting part of the Base Rate Portion or a
Fixed Rate Portion, and, in the case of any Fixed Rate Portion, the rates of interest and Interest Periods applicable to such Portions shall be recorded by the Bank on its books and records or, at its option in any instance, endorsed on a schedule to the Note and the unpaid principal balance and status, rates and
Interest Periods so recorded or endorsed by the Bank shall be prima facie evidence in any court or other proceeding brought to enforce the Note of the principal amount remaining unpaid thereon, the status of the Loans evidenced thereby and the interest rates and Interest Periods applicable thereto; provided that the failure of the Bank to record any of the foregoing shall not limit or otherwise affect the obligation of the Borrower to repay the principal amount of the Note together with accrued interest thereon. Prior to any negotiation of the
Note, the Bank shall record on a schedule thereto the status of all amounts evidenced thereby as constituting part of the Base Rate Portion or a Fixed Rate
Portion and, in the case of any Fixed Rate Portion, the rates of interest and the Interest Periods applicable thereto.

SECTION 4. COLLATERAL.

     Section 4.1. Collateral. The Obligations shall be secured by valid, perfected, and enforceable Liens on all right, title, and interest of the
Borrower in (a) the Pledged Account and all Eligible Securities delivered to the
Bank pursuant to Sections 3.2(b) and 4.2 of this Agreement held from time to time therein and all securities entitlements relating thereto, whether now owned or hereafter acquired or arising, and (b) all proceeds of the foregoing. The
Borrower acknowledges and agrees that the Liens on the Collateral shall be valid and perfected first priority Liens pursuant to one or more Collateral Documents in form and substance reasonably satisfactory to the Bank, subject only to Liens permitted by Sections 8.8(a) through (d) hereof.

     Section 4.2. Delivery of Eligible Securities. No later than the date on which the Borrower requests a Loan hereunder, the Borrower shall deliver to the
Bank Eligible Securities having a Loan Value which equals or exceeds the principal amount of the requested Loan.

     Section 4.3. Further Assurances. The Borrower agrees that it shall execute and deliver such documents and do such acts and things as the Bank may from time to time reasonably request in order to provide for or perfect or protect the
Bank's Lien on the Collateral.

     Section 4.4. Release of Security Interests. (a) Upon the payment and performance of all of the Obligations and the termination of the Bank's
Commitment, at the Borrower's request and expense, the Bank shall release its security interests in all of the Collateral.

     (b) At the Borrower's request, the Bank will release its Liens in Eligible
Securities held as part of the Collateral in connection with any sale of such
Eligible Securities, provided that arrangements satisfactory to the Bank are made so that the Bank's Lien in the proceeds (in an amount sufficient to maintain the Minimum Loan Value Amount) of such Eligible Securities shall continue uninterrupted and such proceeds (in an amount sufficient to maintain the Minimum Loan Value Amount) are remitted directly to the Bank for application to the Obligations in accordance with this Agreement.

SECTION 5. DEFINITIONS; INTERPRETATION.

     Section 5.1. Definitions. The following terms when used herein shall have the following meanings:

     "Adjusted LIBOR" means a rate per annum determined by the Bank in accordance with the following formula

                                              LIBOR
                    Adjusted LIBOR = -----------------------
                                     100%-Reserve Percentage

     "Reserve Percentage" means, for the purpose of computing Adjusted LIBOR, the maximum rate of all (without duplication) reserve requirements (including, without limitation, any marginal, emergency, supplemental or other special reserves) imposed by the Board of Governors of the Federal Reserve System (or
any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments to such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period.
For purposes of this definition, LIBOR Portions shall be deemed to be
Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D. "LIBOR" means, for each Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Bank at 11:00 a.m. (London,
England time) 2 Business Days before the beginning of such Interest Period by 3 or more major banks in the interbank eurodollar market selected by the Bank for a period equal to such Interest Period and in an amount equal or comparable to the applicable LIBOR Portion scheduled to be outstanding from the Bank during such Interest Period. "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the date 2 Business Days before the commencement of such Interest Period. "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service as

                                       10

may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement
Rates for U.S. Dollar deposits). Each determination of LIBOR made by the Bank shall be conclusive and binding absent manifest error.

     "Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person.
A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other
Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 10%
or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

     "Agreement" means this Credit Agreement, as the same may be amended, modified, or restated from time to time in accordance with the terms hereof.

     "Authorized Representative" means those persons shown on the list of officers provided by the Borrower pursuant to Section 7.2 hereof or on any update of any such list provided by the Borrower to the Bank, or any further or different officer of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Bank.

     "Available Capital" has the meaning specified in the Operating Guidelines.

     "Bank" is defined in the introductory paragraph hereof.

     "Base Rate" means, for any day, the greater of (a) the rate of interest announced by the Bank from time to time as its prime commercial rate, as in effect on such day (it being understood and agreed that such rate may not be the
Bank's best or lowest rate), and (b) the stun of (i) the rate determined by the
Bank in good faith to be the average (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Bank at approximately
10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day
(or, if such day is not a Business Day, on the immediately preceding Business
Day) by two or more Federal funds brokers selected by the Bank in good faith for the sale to the Bank at face value of Federal funds in an amount equal or comparable to the principal amount owed to the Bank for which such rate is being determined, plus (ii) 1/2 of 1%.

     "Base Rate Portion" is defined in Section 2.1(a) hereof.

     "Borrower" is defined in the introductory paragraph hereof.

     "Business Day" means any day that is a "Business Day" as defined in the blaster Agreement and is also a day other than a Saturday or Sunday on which the
Bank is not authorized or required to close in Chicago, Illinois and, when used with respect to LIBOR Portions, a day on which the Bank is also dealing in
United States Dollar deposits in London, England.

                                       11

     "Capital Lease" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

     "Capitalized Lease Obligation" means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease determined in accordance with GAAP.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

     "Collateral" means all properties, rights, interests, and privileges from time to time subject to the Liens granted to the Bank by the Collateral
Documents.

     "Collateral Documents" means the Pledge Agreement and all other mortgages, deeds of trust, security agreements, assignments, financing statements and other documents as shall from time to time secure the Obligations or any part thereof.

     "Commitment" is defined in Section 1.1 hereof.

     "Confirmation" means each document identified as a confirmation governing a
Credit Swap.

     "Continuation Event" has the meaning specified in the Operating Guidelines.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Counterparty" means the party with which the Borrower enters into a Credit
Swap.

     "Credit Swap" means a credit swap transaction entered into between the
Borrower and a Counterparty.

     "Custody Account" means account number 1187111 maintained by the Borrower with the Bank, as custodian, pursuant to the Custody Agreement.

     "Custody Agreement" means the Custody Agreement dated as of June 15, 2001, between the Borrower and the Bank, or the same may be supplement, amended, restated or otherwise modified from time to time.

     "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of
Default.

     "Deliverable Obligation" means an obligation of which the Borrower must take delivery in accordance with the related Confirmation.

                                       12

     "Delivered Obligation" means a Deliverable Obligation that has been delivered to Borrower and for which the proceeds of a Loan hereunder have been used by Borrower to make the payment required in connection with such delivery under the applicable Confirmation.

     "Deliverable Obligation Document Collateral" means all loan agreements, credit agreements, financing agreements, promissory notes, mortgages, security agreements, pledge agreements, financing statements, and other instruments and documents of any nature whatsoever evidencing, governing or securing a
Deliverable Obligation or any part thereof (other than Deliverable Obligation
Documents).

     "Deliverable Obligation Documents" means all board of directors'
resolutions (or similar actions), consents, legal opinions and other similar documents applicable to a Deliverable Obligation or any part thereof.

     "Eligible Securities" means direct obligations of, or guaranteed by, the
United States of America and direct obligations of any agency or instrumentality of the United States of America that are supported by the full faith and credit of the United States of America; provided that such securities shall mature not more than 10 years after the date of issuance thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended, or any successor statute thereto.

     "Event of Default" means any event or condition identified as such in
Section 9.1 hereof.

     "Fixed Rate Portions" means and includes LIBOR Portions and Offered Rate
Portions, unless the context in which such term is used shall otherwise require.

     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

     "Indebtedness for Borrowed Money" means for any Person (without duplication):

          (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured,

          (b) all indebtedness for the deferred purchase price of Property or services,

          (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such
     Person (even though the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such Property),

          (d) all indebtedness secured by a purchase money mortgage or other
     Lien to secure all or part of the purchase price of Property subject to such mortgage or Lien,

                                       13

          (e) all obligations under leases which shall have been or must be, in accordance with GAAP, recorded as Capital Leases in respect of which such
     Person is liable as lessee,

          (f) any liability in respect of banker's acceptances or letters of credit,

          (g) any indebtedness, whether or not assumed, secured by Liens on
     Property acquired by such Person at the time of acquisition thereof, and

          (h) all indebtedness referred to in clause (a), (b), (c), (d), (e),
     (f), and (g) above which is directly or indirectly guaranteed by such
     Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which any of them have otherwise assured a creditor against loss, it being understood that the term "Indebtedness for Borrowed Money" shall not include trade payables arising in the ordinary course of business which are not more than 90 days past due.

     "Initial Surety Policy" means the Excess of Loss Insurance Policy Number
FANR-0701-02073-NY dated March 14, 2002, issued by Radian Reinsurance Inc.

     "Insurance Agreement" means the Insurance and Indemnity Agreement dated as of March 14, 2002, between the Borrower and the Surety Policy Provider, as the same may be supplemented, amended, restated or otherwise modified from time to time.

     "Interest Period" means, with respect to (a) any LIBOR Portion, the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such LIBOR Portion and ending 1 month thereafter and (b) any
Offered Rate Portion, the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such Offered Rate
Portion and ending 5 to 30 days thereafter as selected by the Borrower in its notice as provided herein; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period would otherwise end on a day which is not a
     Business Day, that Interest Period shall be extended to the next succeeding
     Business Day, unless in the case of an Interest Period for a LIBOR Portion the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) no Interest Period may extend beyond the final maturity date of the Note;

          (iii) the interest rate to be applicable to each Portion for each
     Interest Period shall apply from and including the first day of such
     Interest Period to but excluding the last day thereof; and

          (iv) no Interest Period may be selected if, after giving effect thereto, the Borrower will be unable to make a principal payment scheduled to be made during such Interest Period without paying part of a Fixed Rate
     Portion on a date other than the last day of the Interest Period applicable thereto.

                                       14

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

     "Investment Grade" means, with respect to any Person, that such Person has both a Moody's Rating of Baa3 or higher and a S&P Rating of BBB- or higher.

     "LIBOR Portions" is defined in Section 2.1(a) hereof.

     "Lien" means any mortgage, lien, security interest, pledge, charge, or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

     "Loan" and "Loans" each is defined in Section 1.2 hereof.

     "Loan Documents" means this Agreement, the Note, the Collateral Documents, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith excluding the Surety Policy, the Operating
Guidelines, the Deliverable Obligation Document Collateral and the Deliverable
Obligation Documents.

     "Loan Value" means (a) 98% with respect to Eligible Securities with a remaining maturity of less than one year, and (b) 95% with respect to Eligible
Securities having a remaining maturity of one to ten years.

     "Master Agreement" means a Master Agreement between Borrower and a
Counterparty, including the Schedule and all other schedules, exhibits and annexes thereto, including a Confirmation for each Credit Swap thereunder.

     "Material Adverse Effect" means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property, condition
(financial or otherwise) of the Borrower or of the Borrower and its Subsidiaries
taken as a whole, (b) a material impairment of the ability of the Borrower to perform its obligations under any Loan Document, or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Borrower of any Loan Document or the rights and remedies of the Bank thereunder or (ii) the perfection or priority of any Lien granted under any
Collateral Document.

     "Minimum Loan Value Amount" shall have the meaning specified in Section
3.2(b) hereof.

     "Moody's" means Moody's Investors Service, Inc.

     "Moody's Rating" means (a) with respect to the Surety Policy Provider, the rating assigned by Moody's to the Surety Policy Provider's claims paying ability, and (b) with respect to the Borrower, the counterparty rating assigned by Moody's to the Borrower. Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by Moody's and shall be deemed to refer to the equivalent rating if such rating system changes.

                                       15

     "Note" is defined in Section 1.2 hereof.

     "Obligations" means all obligations of the Borrower to pay principal and interest on the Loans, all fees and charges payable hereunder, and all other payment obligations of the Borrower arising under or in relation to any Loan
Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held, or acquired; provided, however, that in no event shall the Obligations include any indebtedness, obligations and liabilities of the Borrower to the
Bank under any Credit Swap in which the Bank is the Counterparty.

     "Offered Rate" means the rate per annum quoted to the Borrower by the Bank for the applicable Interest Period, such Offered Rate being subject at all times to the provisions of Section 2.1(d) hereof.

     "Offered Rate Portions" is defined in Section 2.1(a) hereof.

     "Opening Balance Sheet" is defined in Section 7.2(a)(x) hereof.

     "Operating Guidelines" means the Operating Policies and Guidelines established by the Borrower's Board of Directors and each Rating Agency, as amended from time to time with the Bank's prior written consent.

     "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or any other entity or organization, including a government or agency or political subdivision thereof.

     "Plan" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "Pledge Agreement" means that certain Pledge Agreement dated as of March
14, 2002 between the Borrower and the Bank, as the same may be amended, modified, supplemented, or restated from time to time.

     "Pledged Account" means account number 1187137 maintained by the Borrower with the Bank, as custodian, pursuant to the Custody Agreement.

     "Portion" is defined in Section 2.1(a) hereof.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                                       16

     "Proportionate Part" means, with respect to any Loan maturing in part due to the sale or other disposition of only a part of the Delivered Obligation purchased with the proceeds of such Loan, an amount equal to the original principal amount of such Loan multiplied by a fraction, the numerator of which shall be the original face principal amount of the portion of such Delivered
Obligation then being sold or otherwise disposed of and the denominator of which shall be the entire original face principal amount of such Delivered Obligation.

     "Rating Agency" means either of S&P or Moody's, as the context may require.

     "Reference Entity" means each entity specified as such in a Confirmation.

     "Revolving Credit" is defined in Section 1.1 hereof.

     "S&P" means Standard & Poor's Ratings Services Group, a division of The
McGraw-Hill Companies, Inc.

     "S&P Rating" means (a) with respect to the Surety Policy Provider, the rating assigned by S&P to the Surety Policy Providers claims paying ability, (b)
with respect to the Borrower, the counterparty rating assigned by S&P to the
Borrower. Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by S&P and shall be deemed to refer to the equivalent rating if such rating system changes.

     "Subsidiary" means any corporation or other Person more than 50% of the outstanding ordinary voting shares or other equity interests of which is at the time directly or indirectly owned by the Borrower, by one or more of its
Subsidiaries, or by the Borrower and one or more of its Subsidiaries.

     "Substitute Surety Policy" means a financial guaranty or surety bond in form and substance satisfactory to the Bank issued by a Surety Policy Provider acceptable to the Bank and in compliance with the Operating Guidelines.

     "Surety Bankruptcy" means the occurrence and continuance of one or more of the following events: (a) the issuance of an order of rehabilitation, liquidation or dissolution of the Surety Policy Provider; (b) the commencement by the Surety Policy Provider of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect including, without limitation, the appointment of a trustee, receiver, liquidator, custodian or other similar official for itself or any substantial part of its property; (c) the commencement against the Surety Policy Provider of any involuntary case or other proceeding seeking any relief referred to in the preceding clause (b) and such case or proceeding shall not have been dismissed within sixty (60) days following the commencement thereof; or (d) the making by the Surety Policy Provider of an assignment of all or substantially all of its property for the benefit of creditors.

     "Surety Default" means any of the following events:

          (1) the Borrower fails to pay when due any sum due and payable under the Surety Policy, after giving effect to any grace periods and notice requirements;

                                       17

          (2) the Surety Policy Provider fails to pay when due any amount required to be paid under the Surety Policy;

          (3) a Surety Bankruptcy shall occur with respect to the Surety Policy
     Provider;

          (4) the Surety Policy Provider fails to maintain an S&P Rating of AA or higher or a Moody's Rating of Aa2 or higher for a period of more than 90 days and is not replaced by a Substitute Surety Policy;

          (5) The Surety Policy is held by any court, governmental authority or regulatory body having jurisdiction to be invalid or unenforceable and has not been replaced within 10 days by a Substitute Surety Policy;

          (6) The Surety Policy Provider shall breach, disavow, repudiate or purport to terminate the Surety Policy or any part thereof and the Surety
     Policy has not been replaced within 10 days by a Substitute Surety Policy;
     or

          (7) an event other than the exhaustion of Borrower's Available
     Capital, as defined in the operating Guidelines, which constitutes "cause of termination" under the Surety Policy has occurred and is uncured for 5 days.

     "Surety Policy" means the Initial Surety Policy and any Substitute Surety
Policy accepted in writing by the Bank.

     "Surety Policy Provider" means the issuer of the Initial Surety Policy and each Substitute Surety Policy.

     "Suspension Event" has the meaning specified in the Operating Guidelines.

     "Termination Date" means March 13, 2003, any later date to which such date is extended pursuant to Section 1.1 or such earlier date on, which the
Commitment is terminated in whole pursuant to Section 3.3, 9.2 or 9.3 hereof.

     "Trade Date" means the date on which the parties enter into a Credit Swap, as specified in the related Confirmation.

     "Unfunded Vested Liabilities" means, for any Plan at any time, the amount
(if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

     "Welfare Plan" means a "welfare plan" as defined in Section 3(1) of ERISA.

     Section 5.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words
"hereof", "herein", and "hereunder" and words of like import when used in this
Agreement shall refer to this Agreement as a whole

                                       18

and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this
Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

SECTION 6. REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Bank as follows:

     Section 6.1. Organization and Qualification. The Borrower is duly organized, validly existing, and in good standing as a corporation under the laws of the State of Delaware, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualification where the failure to do so could reasonably be expected to have a Material Adverse Effect.

     Section 6.2. Subsidiaries. The Borrower has no Subsidiaries.

     Section 6.3. Authority and Validity of Obligations. The Borrower has full right and authority to enter into this Agreement and the other Loan Documents, to make the borrowings herein provided for, to issue its Note in evidence thereof, to grant to the Bank the Liens described in the Collateral Documents, and to perform all of its obligations hereunder and under the other Loan
Documents. The Loan Documents delivered by the Borrower have been duly authorized, executed, and delivered by the Borrower and constitute valid and binding obligations of the Borrower enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by the
Borrower of any of the matters and things herein or therein provided for, (a)
contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Borrower or any provision of the charter, articles of incorporation, or by-laws of the Borrower or any covenant, indenture or agreement of or affecting the Borrower, or any of its Property, or
(b) result in the creation or imposition of any Lien on any Property of the
Borrower other than the Liens granted to the Bank.

     Section 6.4. Use of Proceeds; Margin Stock. The Borrower shall use the proceeds of the Loans and other extensions of credit made available hereunder solely to satisfy its obligations to take delivery of Deliverable Obligations under Credit Swaps entered into in compliance with the Operating Guidelines. The
Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the
Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

                                       19

     Section 6.5. Financial Reports. The Opening Balance Sheet of the Borrower
heretofore furnished to the Bank fairly presents the financial condition of the
Borrower as at the date thereof in conformity with GAAP applied on a consistent basis. The Borrower has no contingent liabilities which are material to it other than as indicated on the Opening Balance Sheet or, with respect to future periods, on the financial statements furnished pursuant to Section 8.5 hereof.

     Section 6.6. No Material Adverse Change. Since the date of the Opening
Balance Sheet, there has been no change in the condition (financial or otherwise) of the Borrower except those occurring in the ordinary course of business, none of which individually or in the aggregate have been materially adverse.

     Section 6.7. Full Disclosure. The statements and information furnished to the Bank in connection with the negotiation of this Agreement and the other Loan
Documents and the commitment by the Bank to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Bank acknowledging that, as to any projections furnished to the Bank, the Borrower only represents that the same were prepared on the basis of information and estimates the Borrower believed to be reasonable.

     Section 6.8. Trademarks, Franchises and Licenses. The Borrower owns, possesses or has the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct its business as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright, or other proprietary right of any other Person, the failure to own, possess or have the right to use which could reasonably be expected to have a Material Adverse Effect.

     Section 6.9. Governmental Authority and Licensing. The Borrower has
received all licenses, permits, and approvals of all federal, state, local, and foreign governmental authorities, if any, necessary to conduct its business, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect. No investigation known to the
Borrower or proceeding which, if adversely determined, could reasonably be expected to result in revocation or denial of any material license, permit or approval is pending or, to the knowledge of the Borrower, threatened.

     Section 6.10. Good Title. The Borrower has good and defensible title (or valid leasehold interests) to its assets as reflected on the most recent balance sheet of the Borrower furnished to the Bank (except for sales of assets by the
Borrower in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 8.8 hereof.

     Section 6.11. Litigation and Other Controversies. There is no litigation or governmental proceeding or labor controversy pending nor, to the knowledge of the Borrower threatened, against the Borrower which if adversely determined could reasonably be expected to have a Material Adverse Effect.

     Section 6.12. Taxes. Except as specified on Schedule 6.12 hereto, all tax returns required to be filed by the Borrower in any jurisdiction have, in fact, been filed, and all taxes,

                                       20

assessments, fees, and other governmental charges upon the Borrower or upon any of its Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except to the extent that the same are being contested in good faith and by appropriate proceedings which prevent the enforcement of the matter under contest and adequate reserves are provided therefor in accordance with GAAP. The maximum liability for taxes, assessments, fees, and other governmental charges upon the Borrower or upon any of its
Property, income or franchises, which may be due upon filing of the tax returns specified on Schedule 6.12 will not exceed $10,000 in the aggregate. The
Borrower does not know of any proposed additional tax assessment against it for which adequate provisions in accordance with GAAP have not been made on their accounts. Adequate provisions in accordance with GAAP for taxes on the books of the Borrower have been made for all open years, and for the current fiscal period.

     Section 6.13. Approvals. No material authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency, or instrumentality, nor any approval or consent of any other
Person, is or will be necessary to the valid execution, delivery, or performance by the Borrower of any Loan Document, except for such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect and filings to be made in connection with the granting of Liens in the
Collateral by the Borrower to the Bank.

     Section 6.14. Affiliate Transactions. The Borrower is not a party to any contracts or agreements with any of its Affiliates on terms and conditions which are less favorable to the Borrower than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

     Section 6.15. Investment Company; Public Utility Holding Company. The
Borrower is not an "investment company" or a company "controlled" by an
"investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the
Public Utility Holding Company Act of 1935, as amended.

     Section 6.16. ERISA. The Borrower and each other member of its Controlled
Group has fulfilled its obligations under the minimum funding standards of, and is in compliance in all material respects with, ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under
Title IV of ERISA other than a liability to the PBGC for premiums under Section
4007 of ERISA. The Borrower has no contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

     Section 6.17. Compliance with Laws. The Borrower is in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Property or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the
Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), noncompliance with which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The
Borrower has not received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any

                                       21

governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 6.18. Other Agreements. The Borrower is not in default under the terms of any covenant, indenture or agreement of or affecting the Borrower or any of its Property, which default, if uncured, could reasonably be expected to have a Material Adverse Effect.

     Section 6.19. No Default. No Default or Event of Default has occurred and is continuing.

SECTION 7. CONDITIONS PRECEDENT.

     The obligation of the Bank to make any Loan under this Agreement is subject to the following conditions precedent:

     Section 7.1. All Advances. As of the time of the making of each advance
(including the initial advance) hereunder:

          (a) each of the representations and warranties set forth in Section 6 hereof and in the other Loan Documents shall be true and correct in all material respects as of such time, except to the extent the same expressly relate to an earlier date;

          (b) the Borrower shall be in compliance with the terms and conditions of the Loan Documents, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of making such extension of credit;

          (c) the Bank shall have received a Borrowing Certificate in the form of Exhibit B hereto duly completed and signed by either the Borrower's chief financial officer or chief executive officer and the amount of the requested Loan shall not exceed the amount the Borrower is obligated to pay under the relevant Credit Swap in respect of the Deliverable Obligations being acquired with the proceeds of the requested Loan;

          (d) the relevant Credit Swap has been entered into by the Borrower in accordance with the Operating Guidelines; and

          (e) the Borrower shall have delivered to the Bans: a physical settlement of Eligible Securities having a Loan Value determined as required by Section 4.2 hereof.

The Borrower's request for any Loan shall constitute its warranty as to the facts specified in subsections (a) through (e), both inclusive, above.

     Section 7.2. Initial Advance. At or prior to the making of the initial advance hereunder, the following conditions precedent shall also have been satisfied:

                                       22

          (a) the Bank shall have received the following (and, with respect to all documents, each to be properly executed and completed) and the same shall have been approved as to form and substance by the Bank:

               (i) the Note;

               (ii) the Pledge Agreement from the Borrower;

               (iii) a copy of the Initial Surety Policy;

               (iv) copies (executed or certified as may be appropriate) of resolutions of the Board of Directors or other governing body of the
          Borrower authorizing the execution, delivery, and performance of the
          Loan Documents;

               (v) certificate of incorporation of the Borrower certified by the appropriate governmental office of the state of its organization;

               (vi) by-laws for the Borrower certified by an appropriate officer of the Borrower acceptable to the Bank;

               (vii) an incumbency certificate containing the names, titles and genuine signatures of the Borrower's Authorized Representatives;

               (viii) a good standing certificate for the Borrower, dated as of a date no earlier than 30 days prior to the date hereof, from the appropriate governmental offices in the state of its incorporation or organization and in each state in which it is qualified to do business as a foreign organization;

               (ix) copies of the Borrower's Operating Guidelines as in effect on the date hereof, certified by an appropriate officer of the
          Borrower acceptable to the Bank; and

               (x) a pro forma balance sheet of the Borrower as of the date of this Agreement (the "Opening Balance Sheet") showing the Borrower's receipt of the cash capital contribution required by Section 7.2(b);

          (b) the Borrower shall have received a cash capital contribution from
     Primus Corporate Services, Inc. in an amount not less than $100,000,000;

          (c) the Bank shall have received evidence that the Borrower has a
     Moody's Rating of Aaa and an S&P Rating of AAA;

          (d) the Custody Account and the Pledged Account shall have been established;

          (e) the Bank shall have received the initial fees called for hereby;

                                       23

          (f) the Bank shall have received the favorable written opinion of counsel for the Borrower in form and substance satisfactory to the Bank and its counsel;

          (g) the Bank shall have received financing statement, tax and judgment lien search results against the Property of the Borrower evidencing the absence of Liens on their Property except as permitted by Section 8.8 hereof;

          (h) contemporaneously therewith the Liens granted to the Bank under the Collateral Documents shall have been perfected in a manner reasonably satisfactory to the Bank and its counsel; and

          (i) the Bank shall have received such other agreements, instruments, documents, certificates and opinions as the Bank may reasonably request.

SECTION 8. COVENANTS.

     The Borrower agrees that, so long as any credit is available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is waived in writing by the Bank:

     Section 8.1. Maintenance of Business. The Borrower shall preserve and maintain its existence. The Borrower shall preserve and keep in force and effect all licenses, permits and franchises necessary to the proper conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     Section 8.2. Maintenance of Properties. The Borrower shall maintain, preserve, and keep its property, plant, and equipment in good repair, working order and condition (ordinary wear and tear excepted) and shall from time to time make all necessary and proper repairs, renewals, replacements, additions, and betterments thereto so that at all times the efficiency thereof shall be preserved and maintained.

     Section 8.3. Taxes and Assessments. The Borrower shall duly pay and discharge all taxes, rates, assessments, fees, and governmental charges upon or against it or its Property, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

     Section 8.4. Insurance. The Borrower shall insure and keep insured with reputable insurance companies all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like
Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like
Properties; and the Borrower shall insure such other hazards and risks
(including employers' and public liability risks) with reputable insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Borrower shall upon request furnish to the
Bank a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

                                       24

     Section 8.5. Financial Reports. The Borrower shall maintain a standard system of accounting in accordance with GAAP and shall furnish to the Bank and its duly authorized representatives such information respecting the business and financial condition of the Borrower as the Bank may reasonably request; and
without any request, shall furnish to the Bank:

          (a) as soon as available, and in any event within 45 days after the last day of each fiscal quarter of the Borrower, a copy of the balance sheet of the Borrower as of the last day of such period and the statements of operations, shareholders' equity and cash flows of the Borrower for the fiscal quarter and the fiscal year to date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the
     Borrower in accordance with GAAP and certified to by its chief financial officer or such other officer acceptable to the Bank;

          (b) as soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, a copy of the balance sheet of the Borrower as of the close of such period and the statements of operations, shareholders' equity, and cash flows of the Borrower for such period, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Ernst & Young LLP or another firm of independent public accountants of recognized national standing, selected by the Borrower and reasonably satisfactory to the Bank, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the financial condition of the
     Borrower as of the close of such fiscal year and the results of its operations and its cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

          (c) within the period provided in subsection (b) above, the written statement of the accountants who certified the financial statements thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of the existence thereof,

          (d) as soon as available, and in any event within 7 days after the end of each week, a copy of the Verification Letter (as defined in the
     Operating Guidelines) as of the last day of such week;

          (e) promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of the Borrower's operations and financial affairs given to it by its independent public accountants;

          (f) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Borrower, written notice of any threatened or pending litigation

                                       25

     or governmental proceeding or labor controversy against the Borrower which, if adversely determined, would materially and adversely effect the financial condition, Properties, business or operations of the Borrower or of the occurrence of any Default or Event of Default hereunder; and

          (g) as soon as available, and in any event within 45 days after the last day of each fiscal quarter of the Borrower, the Borrower shall deliver to the Bank a written certificate in the foam attached hereto as Exhibit C signed by the chief financial officer of the Borrower, or such other officer of the Borrower reasonably satisfactory to the Bank, to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same.

     Section 8.6. Inspection. The Borrower shall permit the Bank and its duly authorized representatives and agents to visit and inspect any of the
Properties, corporate books and financial records of the Borrower, to examine and make copies of the books of accounts and other financial records of the
Borrower, and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, its officers, employees, and independent public accountants (and by this provision the Borrower hereby authorizes such accountants to discuss with the Bank the finances and affairs of the Borrower) at such reasonable times and reasonable intervals as the Bank may designate; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing the Bank shall perform not more than one such examination in any calendar year.

     Section 8.7. Borrowings and Guaranties. The Borrower shall not issue, incur, assume, create, or have outstanding any Indebtedness for Borrowed Money, or be or become liable as endorser, guarantor, surety, or otherwise for any debt, obligation, or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another Person against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of Person another, or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing shall not restrict nor operate to prevent:

          (a) the Obligations of the Borrower owing to the Bank under the Loan
     Documents and other indebtedness and obligations of the Borrower owing to the Bank;

          (b) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

          (c) indebtedness to the Surety Policy Provider in connection with the
     Insurance Agreement; and

          (d) Debt not otherwise permitted hereby, provided that the aggregate principal amount thereof shall not exceed $200,000.

                                       26

     Section 8.8. Liens. The Borrower shall not create, incur or permit to exist any Lien of any kind on any of its Property; provided, however, that the foregoing shall not apply to nor operate to prevent:

          (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations, or other similar charges (other than Liens arising under ERISA), good faith cash deposits in connection with tenders, contracts, or leases to which the Borrower is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

          (b) easements, rights-of-way, restrictions, and other similar encumbrances against real property which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower;

          (c) Liens granted in favor of the Bank pursuant to the Collateral
     Documents;

          (d) any attachment or judgment lien not constituting an Event of
     Default hereunder, provided that such attachment or judgment is being contested in good faith by appropriate proceedings and adequate reserves have been established therefor in accordance with GAAP;

          (e) Liens in favor of the Surety Policy Provider on such terms and conditions as are approved by the Bank, provided that no such Lien shall attach to any of the Collateral; and

          (f) Liens on Property other than the Collateral, provided such Liens secure only Debt permitted by Section 8.7(d).

     Section 8.9. Investments, Acquisitions, Loans and Advances. The Borrower
shall not directly or indirectly, make, retain, or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof;
provided, however, that the foregoing shall not apply to nor operate to prevent:

          (a) investments in Eligible Securities;

          (b) investments in time deposits, demand deposits and call loans of commercial banks domiciled in the United States of America (excluding commercial paper and certificate of deposit) whose short-term obligations are rated A-1 by S&P and P1 by Moody's; and

          (c) the Borrower's obligations under Credit Swaps entered into in accordance with the terms of this Agreement.

                                       27

Notwithstanding the foregoing, not less than 95% of the Borrower's investments permitted hereby (exclusive of its investments in Credit Swaps permitted under subsection (c) above) will at all times consist of Eligible Securities.

In determining the amount of investments, acquisitions, loans, and advances permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation thereof), and loans and advances shall be taken at the principal amount thereof then remaining unpaid.

     Section 8.10. Mergers, Consolidations and Sales. The Borrower shall not be a party to any merger or consolidation, or sell, transfer, lease, or otherwise dispose of all or any part of its Property, including any disposition of
Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable;
provided, however, that this Section shall not apply to nor operate to prevent:

          (a) the sale of Delivered Obligations and the related Deliverable
     Obligation Document Collateral and the Deliverable Obligation Documents in
     the ordinary course of business; and

          (b) the sale of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection only (and not for the purpose of any bulk sale or securitization transaction).

     Section 8.11. Dividends and Certain Other Restricted Payments. The Borrower
shall not (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or (b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock, except as permitted by the Operating Guidelines.

     Section 8.12. ERISA. The Borrower shall promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the impositiop of a
Lien against any of its Property. The Borrower shall promptly notify the Bank of: (a) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (c) its intention to terminate or withdraw from any Plan, and (d) the occurrence of any event with respect to any Plan which would result in the incurrence by the
Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement
Welfare Plan benefit.

     Section 8.13. Compliance with Laws. The Borrower shall comply in all respects with the requirements of all federal, state, local, and foreign laws, rules, regulations, ordinances and orders applicable to or pertaining to its
Property or business operations, where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of its Property.

     Section 8.14. Burdensome Contracts With Affiliates. The Borrower shall not enter into any contract, agreement or business arrangement with any of its
Affiliates on terms and conditions which are less favorable to the Borrower than would be usual and customary in

                                       28

similar contracts, agreements or business arrangements between Persons not affiliated with each other.

     Section 8.15. No Changes in Fiscal Year. The Borrower shall not change its fiscal year from its present basis.

     Section 8.16. Formation of Subsidiaries. The Borrower shall not, nor shall it permit any Subsidiary to, form or acquire any other Subsidiary.

     Section 8.17. Change in the Nature of Business. The Borrower shall not engage in any business or activity other than entering into Credit Swaps that conform to the Operating Guidelines and otherwise comply with the terms of this
Agreement.

     Section 8.18. Use of Loan Proceeds. The Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.4 hereof.

     Section 8.19. No Restrictions. Except as provided herein, the Borrower shall not directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Borrower to grant Liens on its assets to the Bank as required by the Loan Documents.

     Section 8.20. Limitation on Modifications of Articles of Incorporation,
By-Laws and Certain Other Agreements. The Borrower will not (a) amend, modify or change in any way, its Articles of Incorporation or By-Laws, or any agreement entered into by it related to its capital stock (including any shareholders'
agreement), or enter into any new agreement related to its capital stock, or (b)
amend, modify or change in any way the Operating Guidelines.

     Section 8.21. Management of Credit Swaps. The Borrower will at all times comply in all material respects with its Operating Guidelines.

     Section 8.22. Continuation Events; Suspension Events. The Borrower shall temporarily cease entering into new Credit Swaps from and after the date upon which a Continuation Event or Suspension Event occurs; provided, however, that in the event such Continuation Event or Suspension Event shall have been cured, the Borrower may begin entering into new Credit Swaps.

     Section 8.23. Custody of Eligible Securities. To the extent that the
Borrower owns any Eligible Securities, it shall at all times maintain such
Eligible Securities in a custody or other account with the Bank. Notwithstanding anything else herein the Borrower shall have the sole discretion regarding the disposition of such Eligible Securities except to the extent that, and so long as, such Eligible Securities are Collateral hereunder.

SECTION 9. EVENTS OF DEFAULT AND REMEDIES.

     Section 9.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder:

                                       29

          (a) default in the payment when due of all or any part of any
     Obligation payable by the Borrower hereunder or under any other Loan
     Document (whether at the stated maturity thereof or at any other time provided for in this Agreement), or default shall occur in the payment when due of any other indebtedness or obligation (whether direct, contingent or otherwise) of the Borrower owing to the Bank, and the continuation of such default for 3 Business Days; or

          (b) default in the observance or performance of any covenant set forth in Section 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.14, 8.16, 8.17, 8.18, 8.19,
     8.20, 8.21, 8.22 or 8.23 hereof or of any provision of any Loan Document dealing with the use or remittance of proceeds of Collateral; or

          (c) default in the observance or performance of any other provision hereof, of any other Loan Document or of Sections C and D of the Operating
     Guidelines, or a material default in the observance or performance of any other provision (including the appendices) of the Operating Guidelines, in each case which is not remedied within 10 Business Days (or 30 days with respect to any breach of any of the Operating Guidelines) after the earlier of (i) the date on which such failure first becomes known to the chief executive officer or the chief financial officer of the Borrower, or (ii)
     written notice thereof is given to the Borrower by the Bank; or

          (d) any representation or warranty made by the Borrower herein or in any other Loan Document, or in any statement or certificate furnished by it pursuant hereto or thereto, or in connection with any extension of credit made hereunder, proves untrue in any material respect as of the date of the issuance or making thereof and, except with respect to any representation and warranty set forth in Section 6.6 hereof, has not been remedied within
     30 days after the earlier of (i) the date on which such situation first becomes known to the chief executive officer or chief financial officer of the Borrower, or (ii) notice thereof is given to the Borrower by the Bank;
     or

          (e) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect, or any of the Loan Documents is declared to be null and void, or any of the
     Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Bank in any Collateral purported to be covered thereby except as expressly permitted by the terms thereof; or

          (f) default shall occur under any Indebtedness for Borrowed Money in an aggregate principal amount in excess of $100,000 issued, assumed or guaranteed by the Borrower, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall result in the acceleration of the maturity of any such Indebtedness for
     Borrowed Money, or any such Indebtedness for Borrowed Money shall not be paid when due (whether by lapse of time, acceleration or otherwise); or

          (g) any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of

                                       30

     $100,000 shall be entered or filed against the Borrower or against any of their Property and which remains unvacated, unbonded, unstayed or unsatisfied for a period of 60 days; or

          (h) the Borrower or any member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess $500,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of
     ERISA; or notice of intent to terminate a Plan or Plans having aggregate
     Unfunded Vested Liabilities in excess of $500,000 (collectively, a
     "Material Plan") shall be filed under Title IV of ERISA by the Borrower or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under
     Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any member of its
     Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

          (i) dissolution or termination of the existence of the Borrower; or

          (j) the Borrower shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii)
     not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors,
     (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United
     States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action in furtherance of any matter described in parts (i) through (v) above, or
     (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(k) hereof; or

          (k) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any substantial part of any of its Property, or a proceeding described in Section 9.1(j)(v) shall be instituted against the Borrower, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days; or

          (l) the occurrence of a Surety Default; or

          (m) the Borrower is or becomes an "investment company" or a company
     "controlled" by an "investment company" within the meaning of the
     Investment Company Act of 1940, as amended; or

                                       31

          (n) the Borrower's Moody's Rating shall be lower than A2 or the
     Borrower's S&P Rating shall be lower than A.

     Section 9.2. Non-Bankruptcy Defaults. When any Event of Default, other than any Event of Default described in subsection (j) or (k) of Section 9.1 has occurred and is continuing, the Bank may, by notice to the Borrower, take one or more of the following actions:

          (a) terminate the obligation of the Bank to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice;

          (b) declare the principal of and the accrued interest on the Note to be forthwith due and payable and thereupon the Note, including both principal and interest and all fees, charges and other Obligations payable hereunder and under the other Loan Documents, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind; and

          (c) enforce any and all rights and remedies available to it under the
     Loan Documents or applicable law.

     Section 9.3. Bankruptcy Defaults. When any Event of Default described in subsection (j) or (k) of Section 9.1 has occurred and is continuing, then the
Note, including both principal and interest, and all fees, charges and other
Obligations payable hereunder and under the other Loan Documents, shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligation of the Bank to extend further credit pursuant to any of the terms hereof shall immediately terminate. In addition, the Bank may exercise any and all remedies available to it under the Loan
Documents or applicable law.

SECTION 10. MISCELLANEOUS.

     Section 10.1. Non-Business Day. If any payment hereunder becomes due and payable by the Borrower on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

     Section 10.2. No Waiver, Cumulative Remedies. No delay or failure on the part of the Bank or on the part of the holder of the Obligations in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Bank and of the holder of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

     Section 10.3. Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and

                                       32

signed by the Bank. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     Section 10.4. Costs and Expenses; Indemnification. The Borrower agrees to pay on demand the reasonable costs and expenses of the Bank in connection with the negotiation, preparation, execution and delivery of this Agreement, the other Loan Documents and the other instruments and documents to be delivered hereunder or thereunder, and in connection with the recording or filing of any of the foregoing, and in connection with the transactions contemplated hereby or thereby, and in connection with any consents hereunder or waivers or amendments hereto or thereto, including the reasonable fees and expenses of counsel for the
Bank with respect to all of the foregoing (whether or not the transactions contemplated hereby are consummated). The Borrower further agrees to pay to the
Bank all costs and expenses (including court costs and attorneys' fees), if any, incurred or paid by the Bank in connection with any Default or Event of Default or in connection with the enforcement of this Agreement or any of the other Loan
Documents or any other instrument or document delivered hereunder or thereunder.
The Borrower further agrees to indemnify the Bank, and any security trustee, and their respective directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any extension of credit made available hereunder, other than those which arise from the gross negligence or willful misconduct of any indemnified party. The Borrower, upon demand by the Bank at any time, shall reimburse the Bank for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

     Section 10.5. Documentary Taxes. The Borrower agrees to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

     Section 10.6. Survival of Representations. All representations and warranties made herein or in any of the other Loan Documents or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

     Section 10.7. Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Bank of amounts sufficient to protect the yield of the Bank with respect to the Loans, including, but not limited to, Sections
2.7 and 2.9 hereof, shall survive the termination of this Agreement and the payment of the Note.

                                       33

     Section 10.8. Notices. Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the other given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder shall be addressed:

     to the Borrower at:                  to the Bank at:

     Primus Financial Products, Inc.      Harris Trust and Savings Bank
     375 Park Avenue, Suite 1302          115 South LaSalle Street; 12W
     New York, New York 10152             Chicago, Illinois 60603
     Attention: Chief Financial Officer   Attention: Global Financial Institutions
     Telephone: (212) 688-1975            Telephone: (312) 845-2035
     Telecopy: (212) 688-0665             Telecopy: (312) 845-2199

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section; provided that any notice given pursuant to Section 1 or Section 2 hereof shall be effective only upon receipt.

     Section 10.9. Construction. The provisions of this Agreement relating to
Subsidiaries shall only apply during such times as the Borrower has one or more
Subsidiaries. NOTHING CONTAINED HEREIN SHALL BE DEEMED OR CONSTRUED TO PERMIT
ANY ACT OR OMISSION WHICH IS PROHIBITED BY THE TERMS OF ANY OF THE OTHER LOAN
DOCUMENTS, THE COVENANTS AND AGREEMENTS CONTAINED HEREIN BEING IN ADDITION TO
AND NOT IN SUBSTITUTION FOR THE COVENANTS AND AGREEMENTS CONTAINED IN THE OTHER
LOAN DOCUMENTS.

     Section 10.10. Headings. Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

     Section 10.11. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 10.12. Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

     Section 10.13. Binding Nature, Governing Law, Etc. This Agreement shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the benefit of their respective successors and

                                       34

assigns, including any subsequent holder of the Obligations. The Borrower may not assign its rights hereunder without the written consent of the Bank and the
Bank may not assign its rights hereunder without the prior written consent of the Borrower, (which may not be unreasonably withheld or delayed); provided that the Borrower's consent shall not be required for any assignment by the Bank to any Federal Reserve Bank. This Agreement and the Loan Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE
PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE
INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS
PRINCIPLES THAT WOULD PROHIBIT OR RESTRICT THE APPLICATION OF NEW YORK LAW.

     Section 10.14. Submission to Jurisdiction; Waiver of Jury Trial. The
Borrower hereby submits to the nonexclusive jurisdiction of the United States
District Court for the Southern District of New York and of any New York State
court sitting in the Borough of Manhattan for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE BORROWER AND THE BANK EACH HEREBY IRREVOCABLY
WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF
OR RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT OR THE TRANSACTIONS
CONTEMPLATED HEREBY OR THEREBY.

     Section 10.15. Confidentiality. The Bank and its Affiliates, agents, employees and representatives will keep confidential any non-public information concerning the Borrower furnished by the Borrower or its Affiliates, agents, employees or representatives (which is designated by the Borrower as confidential or which the Bank knows is of a confidential nature) or obtained by the Bank through its inspections and audits pursuant to Section 8.6 hereof and known by the Bank to be confidential, except that the Bank may disclose such information (a) to regulatory authorities having jurisdiction, (b) pursuant to subpoena or other legal process, (c) to the Bank's counsel and auditors in connection with matters concerning this Agreement, (d) to the Bank's consultants in connection with negotiations concerning this Agreement or the other Loan
Documents, (e) to prospective participant in the credit extended hereunder and participants in the credit extended hereunder, and (f) to the Surety Policy
Provider, provided that any Persons described in clauses (c) through (f) shall be bound to comply with the terms of this Section 10.15. In the situations described in subsection (b) above (except where the Borrower is a party), the
Bank shall notify the Borrower as promptly as practicable of the receipt of a request for such disclosure and furnish it with a copy of such subpoena or other legal process to the extent the Bank is legally permitted to do so.

                           [SIGNATURE PAGE TO FOLLOW]

                                       35

     Upon your acceptance hereof in the manner hereinafter set forth, this
Agreement shall constitute a contract between us for the uses and purposes hereinabove set forth.

     Dated as of March 14, 2002.

                                         PRIMUS FINANCIAL PRODUCTS, INC.

                                         By /s/
                                            ------------------------------------
                                            Name
                                            Title

     Accepted and agreed at Chicago, Illinois, as of the day and year last above written.

                                         HARRIS TRUST AND SAVINGS BANK

                                         By /s/
                                            ------------------------------------
                                            Name
                                            Title

                                       36

                         PRIMUS FINANCIAL PRODUCTS, LLC

                       FIRST AMENDMENT TO CREDIT AGREEMENT

     This First Amendment to Credit Agreement dated as of May 31, 2002 (the
"Agreement") by and among PRIMUS FINANCIAL PRODUCTS, LL., a Delaware limited liability company (the "Borrower"), and Harris Trust and Savings Bank (the
"Bank");

                          W I T N E S S E T H  T H A T :

     The Bank has heretofore committed to make loans to Primus Financial
Products, Inc., a Delaware corporation ("Old PFP"), under and pursuant to that certain Credit Agreement dated as of March 14, 2002, by and among Old PFP and the Bank (the "Credit Agreement"). All capitalized terms used in this Agreement shall have the meanings given them in the Credit Agreement unless otherwise expressly defined herein.

     Old PFP has converted itself into a limited liability company pursuant to the laws of the State of Delaware, with the Borrower as the continuing entity
(the "Conversion"), and the Borrower in connection therewith became the owner by operation of law of all of Old PFP's assets and properties and, by operation of law and by agreement, assumed and became liable for all of PFP's indebtedness, obligations and liabilities, including without limitation all of Old PFP's indebtedness, obligations and liabilities to the Bank, whether now existing or hereafter arising under the Credit Agreement and the other Loan Documents (the
"Assumed Obligations"). The Borrower desires to confirm its liability for the
Assumed Obligations and incur from time to time hereafter indebtedness to the
Bank in addition to the Assumed Obligations by future loans to be made from time to time by the Bank to the Borrower under and pursuant to the Credit Agreement
(such additional indebtedness, both for principal and interest, being hereinafter referred to as the "New Obligations").

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and for the purpose of acknowledging the Borrower's assumption of the Assumed Obligations, and setting forth additional terms and conditions to be applicable to the Assumed Obligations and the New Obligations, the Borrower
agrees with the Bank as follows:

SECTION 1. ASSUMPTION OF LIABILITIES.

     Section 1.1. The Borrower hereby acknowledges and confirms that it has assumed and is liable for the Assumed Obligations and agrees to pay the same to the Bank, together with interest thereon, on and subject to the terms and conditions of the Credit Agreement to the same extent and with the same force and effect as if the Borrower had originally executed the Credit Agreement and the Borrower had originally been the obligor on the Assumed Obligations in the place and stead of Old PFP.

     Section 1.2. The New Obligations and the Assumed Obligations shall be deemed "Obligations" of the Borrower under and as defined in, and shall be subject to all of the terms

and conditions of, the Collateral Documents as supplemented hereby and shall be secured by all the collateral, and entitled to all other benefits and security, described or referred to in the Collateral Documents as so supplemented, all to the same extent and with the same force and effect as if the Assumed Obligations had originally been provided to the Borrower under the Credit Agreement and originally been entitled to all benefits and security described or referred to therein.

     Section 1.3. The Borrower further acknowledges that all of the Collateral of Old PFP acquired by the Borrower as a result of the Conversion (the
"Transferred Collateral") was acquired by and is held by the Borrower subject to the security interests and Liens created in favor of the Bank under and pursuant to the Collateral Documents. Notwithstanding the execution and delivery hereof, the Credit Agreement and Collateral Documents shall be and remain in full force and effect as supplemented hereby and any rights and remedies of the Bank thereunder, obligations of the Borrower thereunder and any Liens or security interests created or provided for thereunder shall be and remain in full force and effect as contemplated hereby and shall not be discharged, it being specifically understood and agreed that the Credit Agreement and Collateral
Documents as supplemented hereby shall constitute and be a continuation of the rights, remedies, Liens and security interests in favor of the Bank and the obligations of Old PFP to the Bank, which exist under the Credit Agreement and
Collateral Documents.

     Section 1.4. In evidence of the foregoing, the Borrower hereby adopts the
Credit Agreement and the other Loan Documents (as defined in the Credit
Agreement) as new and separate contracts with the Bank, all to the same extent and with the same force and effect as if the Borrower had originally executed the Credit Agreement and the other Loan Documents and all references therein to
Old PFP were references to the Borrower. The Borrower hereby acknowledges and agrees that all of the terms and conditions contained in the Credit Agreement and the other Loan Documents, with all references therein to Old PFP deemed references to the Borrower and except to the extent the Credit Agreement and the other Loan Documents are otherwise amended or modified hereby, shall be applicable to all indebtedness, obligations and liabilities of the Borrower to the Bank, including the Assumed Obligations and the New Obligations. The
Borrower agrees to observe and comply with all of the terms and conditions of the Credit Agreement and the other Loan Documents as supplemented hereby and hereby repeats and reaffirms for the benefit of the Bank all grants (including grants of Liens and security interests), covenants, agreements, representations and warranties contained in the Credit Agreement and the other Loan Documents as supplemented hereby, each and all of which are and shall remain applicable to all the indebtedness, obligations and liabilities of the Borrower. Without limiting the foregoing, in order to secure the payment of all Obligations of the
Borrower, the Borrower does hereby agree that the Bank has and shall continue to have a continuing security interest in, all and singular the Borrower's
Investment Property (as defined in the Pledge Agreement), the Pledged Account and all of the other collateral described or referred to in the granting clauses of each of the Collateral Documents.

     Section 1.5. In order to induce the Bank to accept this Agreement, the
Borrower represents and warrants to the Bank that (a) the Conversion of Old PFP into the Borrower and the execution and delivery of this Agreement was pursuant to due corporate and limited liability company authorization on the part of Old
PFP and the Borrower, including any necessary shareholder or member authorization, (b) this Agreement is a valid and binding obligation of the

                                      -2-

Borrower, enforceable in accordance with its terms, and (c) as of the date hereof and as of the time that this Agreement becomes effective, each of the representations and warranties set forth in the Credit Agreement and the other
Loan Documents as supplemented hereby are and shall be and remain true and correct in all material respects and the Borrower shall be in compliance with the terms and conditions of the Credit Agreement and the other Loan Documents as so supplemented and no Default or Event of Default (each as defined in the
Credit Agreement as so supplemented) shall have occurred and be continuing.

SECTION 2. AMENDMENTS.

     Upon satisfaction of all of the conditions precedent set forth in Section 3 hereof, the Credit Agreement shall be amended as follows:

     Section 2.1. All references in the Credit Agreement and the Pledge
Agreement to "Note" shall be deemed references to the Revolving Note delivered by the Borrower in satisfaction of the condition precedent set forth in Section
4.2 hereof.

     Section 2.2. Section 6.1 of the Credit Agreement shall be amended by replacing the word "corporation" appearing therein with the phrase "limited liability company".

     Section 2.3. Subsection (a) of the second sentence of Section 6.3 of the
Credit Agreement shall be amended by replacing the phrase "charter, articles of incorporation, or by-laws of the Borrower" appearing therein with the phrase
"certificate of formation, operating agreement or by-laws of the Borrower".

     Section 2.4. The Bank hereby consents to the amendment of the Operating
Guidelines reflected in the marked copies thereof attached to this Amendment as
Exhibit B on or about May 22, 2002, and waives the requirements of Section 8.20 thereof and any Default or Event of Default arising as a result of any failure to comply with Section 8.20 of the Credit Agreement in connection with such amendment.

SECTION 3. CONDITIONS PRECEDENT.

     The effectiveness of this Agreement is subject to the satisfaction of all of the following conditions precedent:

     Section 3.1. The Borrower and the Bank shall have executed this Agreement
(such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

     Section 3.2. The Borrower shall have executed and delivered to the Bank a
Revolving Note in the form annexed hereto as Exhibit A.

     Section 3.3. Each of the representations and warranties set forth in
Section 6 of the Credit Agreement (as amended hereby) shall be true and correct in all material respects.

                                      -3-

     Section 3.4. The Borrower shall be in compliance with the terms and conditions of the Credit Agreement and no Event of Default or Default shall have occurred and be continuing thereunder or shall result after giving effect to this Agreement.

     Section 3.5. All legal matters incident to the execution and delivery hereof and the instruments and documents contemplated hereby shall be satisfactory to the Bank, and the Bank shall have received such opinion of counsel to the Borrower as the Bank may request.

     Section 3.6. The Bank shall have received each of the following documents:

          (a) a copy, certified by the secretary or assistant secretary of the
Borrower, of the operating agreement and by-laws of the Borrower, and all amendments thereto;

          (b) a copy, certified by the Office of the Secretary of State of the
State of Delaware, of the certificate of formation of the Borrower;

          (c) good standing certificates for the Borrower issued by the
Secretary of State of Delaware and of each other state in which the Borrower is qualified to do business;

          (d) resolutions or consents of the managers or members, as applicable, of the Borrower authorizing the conversion of Old PFP into the Borrower and the assumption of Old PFP's obligations to the Bank under the Credit Agreement; and

          (e) copies of the certificate of conversion of Old PFP, filed with and certified by the office of the Secretary of State of Delaware.

SECTION 4. MISCELLANEOUS.

     Section 4.1. Except as specifically amended herein the Credit Agreement shall continue in full force and effect in accordance with its original terms.
Reference to this Agreement need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Note, the Collateral Documents, or any communication issued or made pursuant to or with respect to the Credit
Agreement, the Note or the Collateral Documents, any reference to the Credit
Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     Section 4.2. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Agreement by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. THIS AGREEMENT
AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT
REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THAT WOULD PROHIBIT OR RESTRICT THE
APPLICATION OF NEW YORK LAW.

     Section 4.3. The execution of this Agreement shall not be deemed to be a waiver of any Event of Default, whether or not existing on the date of this
Agreement; and the Bank

                                      -4-

expressly denies any intention to waive any such Event of Default, reserving the right to enforce the same.

     Section 4.4. The Borrower agrees to pay the reasonable fees and expenses of
Messrs. Chapman and Cutler, counsel to the Bank, in connection with the preparation of, and the supervision of legal matters in connection with, this
Agreement.

                           [SIGNATURE PAGE TO FOLLOW]

                                       -5-

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        PRIMUS FINANCIAL PRODUCTS, LLC

                                        By: /s/
                                            ------------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------

                                        HARRIS TRUST AND SAVINGS BANK

                                        By
                                           -------------------------------------
                                           Its Vice President

                                       -6-

                         PRIMUS FINANCIAL PRODUCTS, LLC

                      SECOND AMENDMENT TO CREDIT AGREEMENT

     This Second Amendment to Credit Agreement dated as of December 19, 2002
(the "Agreement") by and among PRIMUS FINANCIAL PRODUCTS, LLC, a Delaware limited liability company (the "Borrower"), and Harris Trust and Savings Bank
(the "Bank");

                          W I T N E S S E T H  T H A T :

     The Borrower and Bank are parties to that certain Credit Agreement dated as of March 14, 2002, as amended (the "Credit Agreement"). All capitalized terms used in this Agreement shall have the meanings given them in the Credit
Agreement unless otherwise expressly defined herein.

     The Borrower and the Bank now wish to amend the Credit Agreement to permit the Borrower to issue preferred equity interests and to remove from the Credit
Agreement certain provisions relating to the Surety and the Surety Policy, all on the terms and conditions set forth in this Amendment.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower agrees with the Bank as follows:

SECTION 1. AMENDMENTS.

     Upon satisfaction of all of the conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be amended as follows:

     Section 1.1. Section 5.1 of the Credit Agreement shall be amended by deleting therefrom the definitions of the terms "Surety Bankruptcy" and "Surety
Default".

     Section 1.2. The definitions of the terms "Loan Documents," "Moody's
Rating," and "S&P Rating" contained in Section 5.1 of the Credit Agreement shall be amended to read as follows:

          ""Loan Documents" means this Agreement, the Note, the Collateral
     Documents, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith excluding the Operating
     Guidelines, the Deliverable Obligation Document Collateral and the
     Deliverable Obligation Documents.

          "Moody's Rating" with respect to the Borrower, the counterparty rating assigned by Moody's to the Borrower. Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by
     Moody's and shall be deemed to refer to the equivalent rating if such rating system changes.

          "S&P Rating" means with respect to the Borrower, the counterparty rating assigned by S&P to the Borrower. Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by
     S&P and shall be deemed to refer to the equivalent rating if such rating system changes."

     Section 1.3. Section 7.2(a)(iii) of the Credit Agreement shall be amended to read as follows:

          "(iii) intentionally omitted; and".

     Section 1.4. Section 8.8(e) of the Credit Agreement shall be amended to read as follows:

          "(e) intentionally omitted; and".

     Section 1.5. Section 8.11 of the Credit Agreement shall be amended by adding the phrase "and dividends on and redemptions, purchases and repurchases of the Borrower's Floating Rate Cumulative Preferred Securities, Series I-III
(Liquidation Preference, $1,000 per Security) in accordance with the Information
Statement dated December 18, 2002, relating thereto" immediately before the period appearing at the end of such Section.

     Section 1.6. Section 9.1(l) of the Credit Agreement shall be amended to read as follows:

          "(l) intentionally omitted; or".

     Section 1.7. The Bank hereby consents to (a) the issuance by the Borrower of its Floating Rate Cumulative Preferred Securities, Series I-III (Liquidation
Preference, $1,000 per Security) (the "Preferred Securities") as described in the Information Statement dated December 18, 2002, (b) the amendment of the
Operating Guidelines reflected in the marked copies thereof attached to this
Amendment as Exhibit A on or about December 19, 2002, and (c) the amendment of the Borrower's certificate of organization and operating agreement reflected in the marked copies thereof attached to this Amendment as Exhibit B on or about
December 19, 2002.

SECTION 2. CONDITIONS PRECEDENT.

     The effectiveness of this Agreement is subject to the satisfaction of all of the following conditions precedent:

     Section 2.1. The Borrower and the Bank shall have executed this Agreement
(such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

     Section 2.2. Each of the representations and warranties set forth in
Section 6 of the Credit Agreement (as amended hereby) shall be true and correct in all material respects, except to the extent the same expressly relate to an earlier date.

                                      -2-

     Section 2.3. The Borrower shall be in compliance with the terms and conditions of the Credit Agreement in all material respects and no Event of
Default or Default shall have occurred and be continuing thereunder or shall result after giving effect to this Agreement.

     Section 2.4. All legal matters incident to the execution and delivery hereof and the instruments and documents contemplated hereby shall be satisfactory to the Bank.

SECTION 3. MISCELLANEOUS.

     Section 3.1. Except as specifically amended herein the Credit Agreement shall continue in full force and effect in accordance with its original terms.
Reference to this Agreement need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Note, the Collateral Documents, or any communication issued or made pursuant to or with respect to the Credit
Agreement, the Note or the Collateral Documents, any reference to the Credit
Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     Section 3.2. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement, Any of the parties hereto may execute this Agreement by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. THIS AGREEMENT
AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT
REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THAT WOULD PROHIBIT OR RESTRICT THE
APPLICATION OF NEW YORK LAW.

     Section 3.3. The execution of this Agreement shall not be deemed to be a waiver of any Event of Default, whether or not existing on the date of this
Agreement; and the Bank expressly denies any intention to waive any such Event of Default, reserving the right to enforce the same.

     Section 3.4. The Borrower agrees to pay the reasonable fees and expenses of
Messrs. Chapman and Cutler, counsel to the Bank, in connection with the preparation of, and the supervision of legal matters in connection with, this
Agreement.

                           [SIGNATURE PAGE TO FOLLOW]

                                      -3-

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                            PRIMUS FINANCIAL PRODUCTS, LLC

                                            By /s/
                                               ---------------------------------
                                               Name
                                                    ----------------------------
                                               Title
                                                     ---------------------------

                                            HARRIS TRUST AND SAVINGS BANK

                                            By /s/
                                               ---------------------------------
                                               Its Vice President

                                      -4-

                         PRIMUS FINANCIAL PRODUCTS, LLC

                       THIRD AMENDMENT TO CREDIT AGREEMENT

     This Third Amendment to Credit Agreement dated as of March 13, 2003 (the
"Agreement") by and among PRIMUS FINANCIAL PRODUCTS, LLC, a Delaware limited liability company (the "Borrower"), and Harris Trust and Savings Bank (the
"Bank");

                          W I T N E S S E T H  T H A T :

     The Borrower and Bank are parties to that certain Credit Agreement dated as of March 14, 2002, as amended (the "Credit Agreement"). All capitalized terms used in this Agreement shall have the meanings given them in the Credit
Agreement unless otherwise expressly defined herein.

     The Borrower and the Bank now wish to amend the Credit Agreement to extend the Termination Date of the Credit Agreement from March 13, 2003 to March 12,
2004, all on the terms and conditions set forth in this Amendment.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower agrees with the Bank as follows:

SECTION 1. AMENDMENTS.

     Upon satisfaction of all of the conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be amended as follows:

     Section 1.1. The definition of the term "Termination Date" contained in
Section 5.1 of the Credit Agreement shall be amended by replacing the date
"March 13, 2003" appearing therein with the date "March 12, 2004".

     Section 1.2. No later than May 13, 2003, the Borrower shall deliver to the
Bank the following (and, with respect to all documents, each to be properly executed and completed) and the same shall have been approved as to form and substance by the Bank:

          (a) copies (executed or certified as may be appropriate) of resolutions of the members or managers or other governing body of the Borrower authorizing the execution, delivery, and performance of this Amendment;

          (b) an incumbency certificate containing the names, titles and genuine signatures of the Borrower's officers that are authorized to execute and deliver this Amendment; and

          (c) the favorable written opinion of counsel for the Borrower.

The Borrower agrees that its failure to comply with the terms of this Section shall constitute an Event of Default under Section 9.1(b) of the Credit
Agreement.

SECTION 2. CONDITIONS PRECEDENT.

     The effectiveness of this Agreement is subject to the satisfaction of all of the following conditions precedent:

     Section 2.1. The Borrower and the Bank shall have executed this Agreement
(such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

     Section 2.2. Each of the representations and warranties set forth in
Section 6 of the Credit Agreement (as amended hereby) shall be true and correct in all material respects, except to the extent the same expressly relate to an earlier date.

     Section 2.3. The Borrower shall be in compliance with the terms and conditions of the Credit Agreement in all material respects and no Event of
Default or Default shall have occurred and be continuing thereunder or sball result after giving effect to this Agreement.

SECTION 3. MISCELLANEOUS.

     Section 3.1. Except as specifically amended herein the Credit Agreement shall continue in full force and effect in accordance with its original terms.
Reference to this Agreement need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Note, the Collateral Documents, or any communication issued or made pursuant to or with respect to the Credit
Agreement, the Note or the Collateral Documents, any reference to the Credit
Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     Section 3.2. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Agreement by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. THIS AGREEMENT
AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT
REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THAT WOULD PROHIBIT OR RESTRICT THE
APPLICATION OF NEW YORK LAW.

     Section 3.3. The execution of this Agreement shall not be deemed to be a waiver of any Event of Default, whether or not existing on the date of this
Agreement; and the Bank expressly denies any intention to waive any such Event of Default, reserving the right to enforce the same.

     Section 3.4. The Borrower agrees to pay the reasonable fees and expenses of
Messrs. Chapman and Cutler, counsel to the Bank, in connection with the preparation of, and the supervision of legal matters in connection with, this
Agreement.

                                        2

                           [SIGNATURE PAGE TO FOLLOW]

                                        3

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                            PRIMUS FINANCIAL PRODUCTS, LLC

                                            By /s/
                                               ---------------------------------
                                               Name
                                                    ----------------------------
                                               Title
                                                     ---------------------------

                                            HARRIS TRUST AND SAVINGS BANK

                                            By
                                              ----------------------------------
                                              Its Vice President

                                        4

                         PRIMUS FINANCIAL PRODUCTS, LLC

                      FOURTH AMENDMENT TO CREDIT AGREEMENT

     This Fourth Amendment to Credit Agreement dated as of January 19, 2004,
(the "Agreement") by and among PRIMUS FINANCIAL PRODUCTS, LLC, a Delaware limited liability company (the "Borrower"), and Harris Trust and Savings Bank
(the "Bank");

                          W I T N E S S E T H  T H A T :

     The Borrower and the Bank are parties to that certain Credit Agreement dated as of March 14, 2002, as amended (the "Credit Agreement"). All capitalized terms used in this Agreement shall have the meanings given to them in the Credit
Agreement unless otherwise expressly defined herein.

     The Borrower and the Bank now wish to amend the Credit Agreement to permit the Borrower, at any time and from time to time, (i) to issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money and (ii) to amend its Operating Guidelines, Operating Agreement, By-Laws and any other agreement entered into by it related to its capital stock and to enter into new agreements relating to its capital stock, without obtaining the prior consent of the Bank as long as any such action described in clauses (i) and (ii) above does not have the effect of reducing the Borrower's S&P Rating or Moody's Rating, all on the
terms and conditions set forth in this Amendment.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower agrees with the Bank as follows:

SECTION 1. AMENDMENTS.

     Upon satisfaction of all of the conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be amended as follows:

     Section 1.1. Section 8.7 of the Credit Agreement shall be amended by inserting the phrase "if such event will have the effect of reducing the
Borrower's S&P Rating or Moody's Rating or change the status of the Collateral as established in Section 4 of the Credit Agreement" immediately after the reference to "Borrowed Money" therein.

     Section 1.2. Section 8.7(c) of the Credit Agreement shall be amended by deleting the word "and" at the end thereof.

     Section 1.3. Section 8.7(d) of the Credit Agreement shall be amended by adding a new clause (d) to read as follows and reordering existing clause "(d)"
to be "(e)":

          "(d) indebtedness to create new Available Capital; provided, that the proceeds thereof are invested in accordance with the Operating Guidelines and the incurrence of such indebtedness will not have the effect of reducing the Borrower's S&P Rating or Moody's Rating or change the status of the Collateral as established in Section 4 of the Credit Agreement; and"

     Section 1.4. Section 8.20 of the Credit Agreement shall be amended in its entirety to read as follows:

          "Section 8.20. Limitation on Modifications of Operating Guidelines,
     Operating Agreement, By-Laws and Certain Other Agreements. The Borrower
     will not amend, modify or change in any way, its Operating Guidelines,
     Operating Agreement or By-Laws, or any agreement entered into by it relating to its capital stock (including any shareholder's agreement), or enter into any new agreement related to its capital stock if such change will have the effect of reducing the Borrower's S&P Rating or Moody's
     Rating. The Borrower will promptly advise the Bank of any amendments, modifications, or changes to the Operating Guidelines, Operating Agreement or By-Laws that do not effect the Borrower's S&P Rating or Moody's Rating."

     Section 1.5. The Bank hereby consents to (a) the amendment of the Operating
Guidelines reflected in the memorandum attached to this Agreement as Exhibit A and (b) the amendment of the Borrower's Operating Agreement and By-Laws reflected in the marked copies thereof attached to this Agreement as Exhibit B on or about July 23, 2003, and waives the requirements of Section 8.20 of the
Credit Agreement (as in effect prior to the effectiveness of this Agreement) and any Default or Event of Default arising as a result of any failure to comply with Section 8.20 of the Credit Agreement (as in effect prior to the effectiveness of this Agreement) in connection with such amendments.

SECTION 2. CONDITIONS PRECEDENT.

     The effectiveness of this Agreement is subject to the satisfaction of all of the following conditions precedent:

     Section 2.1. The Borrower and the Bank shall have executed this Agreement
(such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

     Section 2.2. Each of the representations and warranties set forth in
Section 6 of the Credit Agreement (as amended hereby) shall be true and correct in all material respects, except to the extent the same expressly relate to an earlier date.

     Section 2.3. The Borrower shall be in compliance with the terms and conditions of the Credit Agreement in all material respects and no Event of
Default or Default shall have occurred and be continuing thereunder or shall result after giving effect to this Agreement.

     Section 2.4. All legal matters incident to the execution and delivery hereof and the instruments and documents contemplated hereby shall be satisfactory to the Bank.

SECTION 3. MISCELLANEOUS.

     Section 3.1. Except as specifically amended herein the Credit Agreement shall continue in full force and effect in accordance with its original terms.
Reference to this Agreement need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Note, the Collateral Documents, or any communication issued or made pursuant to or with respect to the Credit
Agreement, the Note or the Collateral Documents, any reference to the Credit
Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     Section 3.2. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Agreement by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. THIS AGREEMENT
AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT
REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THAT WOULD PROHIBIT OR RESTRICT THE
APPLICATION OF NEW YORK LAW.

     Section 3.3. Except as expressly provided herein, the execution of this
Agreement shall not be deemed to be a waiver of any Event of Default, whether or not existing on the date of this Agreement; and the Bank expressly denies any intention to waive any such Event of Default, reserving the right to enforce the same.

                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        PRIMUS FINANCIAL PRODUCTS, LLC

                                        By /s/
                                           -------------------------------------
                                           Name:
                                           Title:

                                        HARRIS TRUST AND SAVINGS BANK

                                        By /s/
                                           -------------------------------------
                                           Its Vice President

                                                                       EXHIBIT A

                            [See Attached Memorandum]

                                                                       EXHIBIT B

                 [See Attached Operating Agreement and By-Laws]

                         PRIMUS FINANCIAL PRODUCTS, LLC

                       FIFTH AMENDMENT TO CREDIT AGREEMENT

     This Fifth Amendment to Credit Agreement dated as of March 12, 2004 (the
"Agreement") by and among PRIMUS FINANCIAL PRODUCTS, LLC, a Delaware limited liability company (the "Borrower"), and Harris Trust and Savings Bank (the
"Bank");

                          W I T N E S S E T H  T H A T :

     The Borrower and Bank are parties to that certain Credit Agreement dated as of March 14, 2002, as amended (the "Credit Agreement"). All capitalized terms used in this Agreement shall have the meanings given them in the Credit
Agreement unless otherwise expressly defined herein.

     The Borrower and the Bank now wish to amend the Credit Agreement to extend the Termination Date of the Credit Agreement from March 12, 2004 to March 10,
2005, all on the terms and conditions set forth in this Amendment.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower agrees with the Bank as follows:

SECTION 1. AMENDMENTS.

     Upon satisfaction of all of the conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be amended as follows:

     Section 1.1 The definition of the term "Termination Date" contained in
Section 5.1 of the Credit Agreement shall be amended by replacing the date
"March 12, 2004" appearing therein with the date "March 10, 2005".

SECTION 2. CONDITIONS PRECEDENT.

     Section 2.1 The Borrower and the Bank shall have executed this Agreement
(such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

     Section 2.2 Each of the representations and warranties set forth in Section
6 of the Credit Agreement (as amended hereby) shall be true and correct in all material respects, except to the extent the same expressly relate to an earlier date.

     Section 2.3 The Borrower shall be in compliance with the terms and conditions of the Credit Agreement in all material respects and no Event of
Default shall have occurred and be continuing thereunder or shall result after giving effect to this Agreement.

     Section 2.4 The Bank shall have received the following (and, with respect to all documents, each to be properly executed and completed) and the same shall have been approved as to form and substance by the Bank:

          (a) copies (executed or certified as may be appropriate) of resolutions of the members or managers or other governing body of the Borrower authorizing the execution, delivery, and performance of this Amendment;

          (b) an incumbency certificate containing the names, titles and genuine signatures of the Borrower's officers that are authorized to execute and deliver this Amendment; and

          (c) the favorable written opinion of counsel for the Borrower.

SECTION 3. MISCELLANEOUS.

     Section 3.1 Except as specifically amended herein the Credit Agreement shall continue in full force and effect in accordance with its original terms.
Reference to this Agreement need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Note, the Collateral Documents, or any communication issued or made pursuant to or with respect to the Credit
Agreement, the Note or the Collateral Documents, any reference to the Credit
Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     Section 3.2 This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Agreement by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. THIS AGREEMENT
AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT
REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THAT WOULD PROHIBIT OR RESTRICT THE
APPLICATION OF NEW YORK LAW.

     Section 3.3 The execution of this Agreement shall not be deemed to be a waiver of any Event of Default, whether or not existing on the date of this
Agreement; and the Bank expressly denies any intention to waive any such Event of Default, reserving the right to enforce the same.

     Section 3.4 The Borrower agrees to pay the reasonable fees and expenses of
Messrs. Chapman and Cutler LLP, counsel to the Bank, in connection with the preparation of, and the supervision of legal matters in connection with, this
Agreement.

                           [SIGNATURE PAGE TO FOLLOW]

                                        2

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                            PRIMUS FINANCIAL PRODUCTS, LLC

                                            By
                                               ---------------------------------
                                               Name
                                                    ----------------------------
                                               Title
                                                     ---------------------------

                                            HARRIS TRUST AND SAVINGS BANK

                                            By /s/
                                               ---------------------------------
                                               Its Vice President

                                        3